THIS DEBENTURE AND ATTACHED WARRANTS, AND THE SECURITIES INTO WHICH THE WARRANTS ARE CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REIGSTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

BRIDGE LOAN AGREEMENT

10% Debenture

Dated August 23, 2006

Up to $17,500.00

This Bridge Loan is issued by Pet Express Supply, Inc., a Nevada corporation (the “Company”), to Lynn Cole Capital, a Nevada corporation (together with their permitted successors and assigns, collectively referred to herein as the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I

Section 1.01       Bridge Loan Amount. The Holder has agreed to loan the Company the principal sum of up to US$17,500 (the “Aggregate Principal Amount”), paid to the Company in increments of US$2,500 (“Installment Amounts”). Upon execution of this Bridge Loan Agreement, Holder shall loan the cash sum of US$5,000 to the Company. Additional Installment Amounts may be requested from the Holder by the Company in writing, which amount shall be added to the principal amount due and payable to the Holder and shall accrue interest as set forth in Section 1.02, below.

Section 1.02       Principal and Interest. For value received, on December 31, 2007 (the “Due Date”), the Company hereby promises to pay to the order of the Holder in lawful money of the United States of America and in immediately available funds the principal sum borrowed, to date, together with interest on the unpaid principal of this Debenture at the rate of ten percent (10%) per year (computer on the basis of a 365-day year and the actual days elapsed) from the date of this Debenture until paid.

Section 1.03       Prepayment. All accrued interest shall be due and payable on the Due Date and not before. However, the Company, in its sole and absolute discretion, may make interest payments in immediately available funds in advance of the Due Date. The Company may prepay this Debenture in whole or in part on any date without premium or penalty; provided, however, any partial prepayment, when made, shall be credited first to interest then due and payable. The remainder of each such payment shall be then credited to the unpaid principal indebtedness evidenced by the provisions of this Debenture, and interest thereupon shall cease to accrue on any amounts so credited to such unpaid principal. No partial prepayment shall extend or postpone the due date of any subsequent payment, unless Holder shall otherwise first agree in writing. Holder shall have the continuing and exclusive right to apply or reverse and reapply any and all payments to any portion of the indebtedness evidenced by the provisions of this Debenture.

Section 1.04      Automatic Prepay. At the closing of the contemplated public offering, through which the Company seeks to gross a minimum of US$35,000 (the “Financing”) (the closing of the Financing shall be referred to herein as a “Triggering Event”) (the term “closing” shall mean the date the Company receives at least US$35,000 from the Financing), all of the principal amount borrowed and all accrued by unpaid interest on that principal (the “Repayment Amount”) shall automatically, and without further action by the Company or Holder, be due and payable to Holder by the Company. Upon the occurrence of the Triggering Event, the Company shall, within 15 business days, deliver to Holder the Repayment Amount.

ARTICLE II

Section 2.01      Warrants. The Company agrees to issue, convey and transfer, and cause to be issued, conveyed and transferred to Holder, Common Stock Purchase Warrants to purchase 350,000 shares of the Company’s Common Stock. The exercise price of the Warrants is 110% of the per share offering price for the contemplated public offering (or $0.11 per share of Common Stock) (the “Exercise Price”). Warrants issued hereunder shall be exercisable immediately upon issuance for a term of five (5) years.

Section 2.02       Registration Rights. The Holder shall be entitled to piggyback registration rights for the Common Stock underlying the Warrants. In the event registration is effected, upon exercise of the Warrants, the underlying Common Stock shall be freely tradable.

Section 2.02       Reservation of Common Stock. The Company shall reserve and keep available our of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, such number of shares of Common Stock as shall from time to time be sufficient to effect such exercise, based upon the Exercise Price. If at any time the Company does not have a sufficient number of Common Stock authorized and available, then the Company shall call and hold a special meeting of its stockholders within sixty (60) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock. Management of the Company shall vote all of its shares in favor of increasing the authorized Common Stock.

ARTICLE III

Section 3.01       Amendments and Waiver of Default. This Debenture may not be amended without the consent of the Holder. Notwithstanding the above, without the consent of the Holder, the Debenture may be amended by the Company to cure any ambiguity, defect or inconsistency, to provide assumption of the Company’s obligations to the Holder or to make any change that does not adversely affect the rights of the Holder.

Section 3.02      Events of Default. An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within thirty (30) days of the date of maturity of this Debenture; (b) failure by the Company for fifteen (15) days after notice to it to comply with any of its other agreements in the Debenture; (c) events of bankruptcy or insolvency. Upon the occurrence of an Event of Default, Holder is required to provide the Company with written notice of its belief an Event of Default has occurred. The Company shall have thirty (30) days from such notice to cure any default. If the Event of Default is not cured within the cure period, the Holder may, in its sole discretion, accelerate full repayment of this Debenture and all accrued interest or may, notwithstanding any limitations contained in this Debenture, including the restrictions set forth in Article I hereof, convert this Debenture and all accrued interest hereon into shares of Common Stock pursuant to Article II.

ARTICLE IV

Section 4.01      Re-issuance of Debenture. When the Holder elects to convert a part of this Debenture, then the Company shall reissue a new Debenture in the same for as this Debenture to reflect the new principal amount.

ARTICLE V

Section 5.01       Governing Law. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Washington without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the jurisdiction of the appropriate court sitting in the State of Washington, in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 5.02      Severability. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

Section 5.03     Entire Agreement and Amendments. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

Section 5.04       Counterparts. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute one instrument.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company has executed this Debenture as of the date first written above.

PET EXPRESS SUPPLY, INC.

Signed:	/s/ Renea Yamada

Name:	Renea Yamada

Title:	President

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